Exhibit 10.6

EXECUTION VERSION

DELTA PETROLEUM GENERAL RECOVERY TRUST AGREEMENT

This Delta Petroleum General Recovery Trust Agreement (this “Trust Agreement”) is made this 27th day of August, 2012, by and among Delta Petroleum Corporation, DPCA LLC, Delta Exploration Company, Inc., Delta Pipeline, LLC, DLC, Inc., CEC, Inc., Castle Texas Production Limited Partnership, Amber Resources Company of Colorado, and Castle Exploration Company, Inc. (each a “Debtor” and, collectively, the “Debtors”), and John T. Young, Jr., as trustee (the “Trustee”).

RECITALS

WHEREAS, on the Petition Date, each of the Debtors filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); and

WHEREAS, on August 16, 2012, the Bankruptcy Court entered its “Findings of Fact and Conclusions of Law Relating to, and Order Under 11 U.S.C. §§ 1129(a) and (b) Confirming, Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and its Debtor Affiliates” [D.I. 925] (the “Confirmation Order”), which Order confirmed and implemented the “Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and its Debtor Affiliates” (as so confirmed and implemented, the “Plan”);1 and

WHEREAS, the Plan’s Effective Date is anticipated to occur on August 31, 2012; and

WHEREAS, the Plan contemplates that, by the Effective Date, (a) the Debtors and the Trustee will have (i) created a General Trust (the “Trust”) and (ii) create the beneficial interest in the Trust of the Recovery Trust Beneficiaries (the “Beneficiary”), and (b) caused the Trust to be vested with Cash in the initial amount of $2,000,000 and the General Trust Assets (including without limitation the right to prosecute and settle certain unreleased Causes of Action) to be liquidated and distributed to the Beneficiary as set forth in the Plan and to object to, settle and/or compromise any Claims that are Disputed (“Disputed Claims”); and

WHEREAS, the Trust is intended to qualify as a “grantor trust” for U.S. federal income tax purposes, pursuant to Sections 671-677 of the Internal Revenue Code of 1986, as amended, with the Beneficiary to be treated as the grantor of the Trust and deemed to be the owner of the General Trust Assets (subject to the rights of creditors of the Trust), and consequently, the transfer of the General Trust Assets to the Trust shall be treated as a deemed transfer of those assets from the Debtors and the Estates (other than the Beneficiary), to the Beneficiary followed by a deemed transfer by the Beneficiary to an entity disregarded as separate from the Beneficiary for U.S. federal income tax purposes.

[1]	Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

NOW, THEREFORE, pursuant to the Plan and the Confirmation Order, in consideration of the premises, the mutual agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereby agree as follows:

ARTICLE I

DECLARATION OF TRUST

1.1 Creation and Purpose of the Trust. The Debtors and the Trustee hereby create the Trust for the principal purpose of aiding in the implementation of the Plan.

1.2 Declaration of Trust. In order to declare the terms and conditions hereof, and in consideration of the confirmation of the Plan, the Debtors and the Trustee have executed this Trust Agreement and, effective on the Effective Date, hereby irrevocably transfer to the Trust, all of the right, title and interests of the Debtors in and to the General Trust Assets and Cash, to have and to hold unto the Trust and its successors and assigns forever, under and subject to the terms of the Plan and the Confirmation Order for the benefit of the Beneficiary and its successors and assigns as provided for in this Trust Agreement and in the Plan and Confirmation Order.

1.3 Funding of the Trust. The Trust shall be funded, on the Effective Date, with the General Trust Assets and Cash in the initial amount of $2,000,000, subject to replenishment from recoveries and diminishment from distributions hereunder, as provided for in the Plan and in the Confirmation Order.

1.4 Acceptance by Trustee. The Trustee hereby accepts the trust imposed upon it by this Trust Agreement and agrees to observe and perform that trust on and subject to the terms and conditions set forth in this Trust Agreement, the Plan, and the Confirmation Order. In connection with and in furtherance of the purposes of the Trust, the Trustee hereby accepts the transfer of the General Trust Assets; provided, however, that the Trustee shall have the right to abandon or otherwise not accept any property that it believes, in good faith, has no value to the Trust.

1.5 Name of the Trust. The Trust established hereby shall be known as the “Delta Petroleum General Recovery Trust”.

ARTICLE II

THE TRUSTEE

2.1 Appointment. The Trustee has been selected pursuant to the provisions of the Plan and has been appointed as of the Effective Date. The Trustee’s appointment shall continue until the earlier of (a) the termination of the Trust and (b) the effective date of the Trustee’s resignation, death, dissolution, removal or liquidation.

2.2 General Powers. Except as otherwise provided in this Trust Agreement (including, without limitation, the powers of the Trust Oversight Board set forth in Article III of this Trust Agreement), the Plan, or the Confirmation Order, and subject to the retained jurisdiction of the Bankruptcy Court as provided in the Plan, but without prior or further authorization, the Trustee may control and exercise authority over the General Trust Assets, over the acquisition, management and disposition thereof, and over the management and conduct of the business of the Trust to the same extent as if the Trustee were the sole owner of the General Trust Assets in its own right. No person dealing with the Trust shall be obligated to inquire into the Trustee’s authority in connection with the acquisition, management, or disposition of General Trust Assets. Without limiting the foregoing, but subject to the Plan, the Confirmation Order, and other provisions of this Trust Agreement, including without limitation the powers of the Trust Oversight Board), the Trustee shall be expressly authorized to, with respect to the Trust and the General Trust Assets:

(a) Exercise all power and authority that may be or could have been exercised, commence, prosecute and settle all proceedings that may be or could have been commenced, including, without limitation, proceedings with respect to the Causes of Action, and take all actions that may be or could have been taken with respect to the General Trust Assets by the Debtors or by any officer, director or shareholder of the Debtors with like effect as if duly authorized, exercised and taken by action of the Debtors or such officers, directors or shareholders.

(b) Open and maintain bank accounts on behalf of or in the name of the Trust, calculate and make distributions and take other actions consistent with the Plan and the implementation thereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, in the name of the Trust.

(c) Receive, manage, invest, supervise, and protect the General Trust Assets, subject to the limitations provided herein.

(d) Hold legal title to any and all General Trust Assets.

(e) Subject to the applicable provisions of the Plan, collect and liquidate all General Trust Assets pursuant to the Plan.

(f) Object to Disputed Claims and supervise and administer the resolution, settlement and payment of all Claims, and distributions to the Beneficiary and creditors of the Trust, in accordance with this Trust Agreement, the Plan, and the Confirmation Order.

(g) (i) Seek a determination of tax liability under section 505 of the Bankruptcy Code; (ii) file, if necessary, any and all tax and information returns required with respect to the Trust; (iii) make tax elections for and on behalf of the Trust; and (iv) pay taxes, if any, payable for and on behalf of the Trust.

(h) Pay all lawful expenses, debts, charges, taxes and liabilities of the Trust.

(i) Take all other actions consistent with the provisions of the Plan that the Trustee deems reasonably necessary or desirable to administer the Plan.

(j) Make distributions to the Beneficiary as provided for, or contemplated by, the Plan, the Confirmation Order and this Trust Agreement.

(k) Withhold from the amount distributable to the Beneficiary such amount as may be sufficient to pay any tax or other charge which the Trustee has determined, in its sole discretion, may be required to be withheld therefrom under the income tax laws of the United States or of any state or political subdivision thereof.

(l) Retain and engage at its discretion, and without Bankruptcy Court approval, such professionals and persons (who may include professionals and persons who had previously been employed by the Debtors or otherwise in the Chapter 11 Cases) as may be necessary to carry out the Trustee’s duties under this Trust Agreement, including, without limitation, accountants and other financial professionals and legal counsel.

(m) Enter into any agreement or execute any document required by or consistent with the Plan, the Confirmation Order and this Trust Agreement and perform all obligations thereunder.

(n) If any of the General Trust Assets are situated in any state or other jurisdiction in which the Trustee is not qualified to act as trustee, nominate and appoint a person duly qualified to act as trustee in such state or jurisdiction and require from each such trustee such security as may be designated by the Trustee in its discretion; confer upon such trustee all the rights, powers, privileges and duties of the Trustee hereunder, subject to the conditions and limitations of this Trust Agreement, except as modified or limited by the Trustee and except where the conditions and limitations may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary); require such trustee to be answerable to the Trustee for all monies, assets and other property that may be received in connection with the administration of all property; and remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustee of a written instrument declaring such trustee removed from office, and specifying the effective date and time of removal.

(o) Purchase or create and carry all insurance policies and pay all insurance premiums and costs it deems reasonably necessary or advisable.

(p) Implement and/or enforce and/or discharge all of the terms, conditions and all other provisions of, and all duties and obligations under, the Plan, the Confirmation Order, this Trust Agreement and the Joint Venture Company Agreements.

2.3 Compensation of Trustee and its Professionals.

(a) The initial Trustee shall be entitled to receive reasonable compensation in connection with the performance of its duties as set forth in Exhibit A hereto, plus the reimbursement of reasonable out-of-pocket expenses. Any successor to the Trustee shall also be entitled to reasonable compensation in connection with the performance of its duties, which compensation shall be approved by the Trust Oversight Board, plus the reimbursement of reasonable out-of-pocket expenses.

(b) On or before the last day of each month following the month for which compensation or reimbursement is sought, the Trustee and each of its professionals seeking compensation shall serve a monthly statement on the Trustee. The Trustee and the Trust Oversight Board will have thirty (30) days from the date such statement is received by the Trustee to review the statement and object to such statement by serving an objection setting forth the precise nature of the objection and the amount at issue on the statement. At the expiration of the thirty (30) day period, the Trustee shall pay from General Trust Assets 100% of the amounts requested, except for the portion of such fees and disbursements to which any objection has been made. The parties shall attempt to consensually resolve objections, if any, to any monthly statement. If the parties are unable to reach a consensual resolution of any such objection, the party who received an objection to its fees may seek payment of such fees by filing a motion with the Bankruptcy Court and providing notice to the Trustee. If the Trustee or any professional fails to submit a monthly statement, it shall be ineligible to receive payment of fees and expenses therefore as provided in this Trust Agreement until the monthly statement is submitted.

2.4 General Duties, Obligations, Rights and Benefits of the Trust. The Trust shall have all duties, obligations, rights and benefits assumed by, assigned to or vested in the Trust under the Plan, the Confirmation Order, this Trust Agreement and, subject to the terms of the Plan, any other agreement entered into pursuant to or in connection with the Plan. Such duties, obligations, rights and benefits include, without limitation, all duties, obligations, rights and benefits relating to the collection and liquidation of the General Trust Assets, administration of Claims, satisfaction of claims of creditors, distributions to the Beneficiary, administration of the Trust and any other duties, obligations, rights and benefits reasonably necessary to accomplish the purpose of the Trust under the Plan, the Confirmation Order, the Disputed Ownership Fund Escrow Agreement, this Trust Agreement and, subject to the terms of the Plan, any other agreement entered into pursuant to or in connection with the Plan. Notwithstanding any other provision of this Trust Agreement, the Trust shall have no responsibility for the signing or accuracy of the Debtors’ income tax returns that are due to be filed after the Effective Date or for any tax liability related thereto.

2.5 Replacement of the Trustee. The Trustee may resign at any time upon thirty (30) days’ written notice delivered to the Bankruptcy Court and the Trust Oversight Board, provided that such resignation shall only become effective upon the appointment of a permanent or interim successor Trustee. The Trustee may be removed (i) by the Bankruptcy Court upon application and after notice and a hearing, which application may be brought by any party in interest (including any Director serving on the Trust Oversight Board) or (ii) by majority vote of the Trust Oversight Board. In the event of the resignation or removal of the Trustee, the Trust Oversight Board may, by majority vote, designate a person to serve as successor Trustee; provided, however, that if the Trust Oversight Board shall fail to appoint a successor within thirty (30) days, the successor Trustee shall be appointed by the Bankruptcy Court based upon submissions from Directors on the Trust Oversight Board or the Beneficiary. Upon its appointment, the successor Trustee, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of its predecessor and the predecessor Trustee shall be fully released from all responsibilities relating to the Trust. In the event of the removal or resignation of any Trustee, such Trustee shall be immediately compensated for all fees and expenses accrued through the effective date of termination, whether or not previously invoiced. The provisions of Article IV shall survive the resignation or removal of any Trustee.

2.6 Trust Continuance. The death, dissolution, resignation or removal of the Trustee shall not terminate the Trust or revoke any existing agency created by the Trustee pursuant to this Trust Agreement or invalidate any action theretofore taken by the Trustee, and the successor Trustee agrees that the provisions of this Trust Agreement shall be binding upon and inure to the benefit of the successor Trustee and all his, her or its heirs and legal and personal representatives, successors or assigns.

2.7 Claims Settlement Authority. Notwithstanding any requirement that may be imposed pursuant to Bankruptcy Rule 9019, from and after the Effective Date, the Trustee may, subject to Section 3.3 hereof, settle all Disputed Claims and Causes of Action without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by this Trust Agreement, the Plan or the Confirmation Order.

ARTICLE III

TRUST OVERSIGHT BOARD

3.1 Trust Oversight Board. As of the Effective Date, an oversight board shall be formed (the “Trust Oversight Board”) and shall be comprised of three directors selected as follows: one directors selected by Whitebox Advisors, LLC (“Whitebox”); one director selected by Zell Credit Opportunities Master Fund, L.P. (“ZCOF”); and the Trustee, which members were selected pursuant to the provisions of the Plan (each a “Director” and collectively, the “Directors”). In the event of the resignation, removal, or death, of a Director appointed by Whitebox or ZCOF, the party with the right to designate such Director also shall have the right to designate a replacement Director. In the absence of any Director designation by Whitebox or ZCOF, any such undesignated Director position shall remain vacant until such designee is chosen, and the remaining Directors shall continue to operate as a fully functioning Trust Oversight Board until a successor Director is appointed by the Bankruptcy Court as set forth below. In the event of the resignation, removal, or death of the Director position held by the Trustee, the replacement Director shall be the successor Trustee. If the remaining Directors of the Trust Oversight Board shall fail to appoint a successor within thirty (30) days, the successor Director shall be appointed by the Bankruptcy Court based upon submissions from the remaining Directors or the Beneficiary.

3.2 Reports to Trust Oversight Board. Notwithstanding any other provision of this Trust Agreement, the Trustee shall report to the Trust Oversight Board on a regular basis, as the Trustee deems appropriate or as otherwise directed by the Trust Oversight Board. Each such report shall include such matters and information as requested by the Trust Oversight Board.

3.3 Powers of Trust Oversight Board. Except as otherwise provided by the Plan, the Confirmation Order, or this Trust Agreement, the Trust Oversight Board shall establish such governance procedures and by-laws for the Trust and for the oversight of the Trustee as it deems appropriate and that are consistent with the Delaware General Corporation Law, Title 12 of the Delaware Code, and this Agreement; provided, however, that the approval of a majority of the Trust Oversight Board shall not be required with respect to any action proposed to be taken or transaction proposed to be entered into by the Trustee involving amounts in dispute that in the aggregate total $100,000 or less; provided, further, that to the extent that the Trustee believes in good faith that the Trust Oversight Board’s direction is inconsistent with Delaware General Corporation Law, Title 12 of the Delaware Code, or otherwise is inconsistent with the Trustee’s fiduciary duties to the Beneficiary, then the Trustee is hereby authorized to file a motion with the Bankruptcy Court seeking authorization to pursue an alternate course of action that the Trustee believes to be consistent with Delaware General Corporation law, Title 12 of the Delaware Code, or the Trustee’s fiduciary duties to the Beneficiary. The Trustee’s decision to retain professionals and persons (who may include professionals and persons who had previously been employed by the Debtors or other parties in interest in the Chapter 11 Cases) shall be subject to review and approval by the Trust Oversight Board. The Trust Oversight Board may authorize the Trustee to invest the General Trust Assets in prudent investments other than those described in section 345 of the Bankruptcy Code. The Trust Oversight Board may, at its discretion, require a fidelity bond from the Trustee in such reasonable amount as may be agreed to by majority vote of the Trust Oversight Board, but any costs associated with any such fidelity bond shall be payable exclusively from the General Trust Assets.

3.4 Professionals. The Trust Oversight Board may retain and engage at its discretion, and without Bankruptcy Court approval, such professionals and persons (who may include professionals and persons who had previously been employed by the Debtors or other parties in interest in the Chapter 11 Cases) as may be necessary to carry out the Trust Oversight Board’s duties under this Trust Agreement, including, without limitation, accountants and other financial professionals and legal counsel. Such professionals and persons shall be compensated in the same manner set forth in Section 2.3.

3.5 Compensation of Trust Oversight Board. The members of the Trust Oversight Board shall serve without compensation.

ARTICLE IV

LIABILITY OF TRUSTEE

AND THE TRUST OVERSIGHT BOARD

4.1 Standard of Care; Exculpation. Neither the Trustee, the members of the Trust Oversight Board, nor any director, officer, affiliate, employee, employer, professional, agent or representative of the Trustee or any member of the Trust Oversight Board shall be liable for losses, claims, damages, liabilities or expenses in connection with the affairs of the Trust to any Holder of a Claim or Equity Interest or Beneficiary of the Trust, or any other person, for the acts or omissions of the Trustee or the Trust Oversight Board; provided, however, that the foregoing limitation shall not apply to any losses, claims, damages, liabilities or expenses suffered or incurred by any Holder of a Claim or Equity Interest or Beneficiary that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the fraud, gross negligence or willful misconduct of the Trustee, the Trust Oversight Board or any director, officer, affiliate, employee, employer, professional, agent or representative of the Trustee or any member of the Trust Oversight Board. Every act done, power exercised or obligation assumed by the Trust, the Trustee, the Trust Oversight Board or any director, officer, affiliate, employee, employer, professional, agent or representative of the Trustee or any member of the Trust Oversight Board pursuant to the provisions of this Trust Agreement shall be held to be done, exercised or assumed, as the case may be, by the Trust, the Trustee, the Trust Oversight Board or any director, officer, affiliate, employee, employer, professional, agent or representative of the Trustee or any member of the Trust Oversight Board acting for and on behalf of the Trust and not otherwise. Except as provided in the proviso of the first sentence of this Section 4.1 with respect to any Holder of a Claim or Equity Interest or the Beneficiary, every person, firm, corporation or other entity contracting or otherwise dealing with or having any relationship with the Trust, the Trustee, the Trust Oversight Board or any director, officer, affiliate, employee, employer, professional, agent or representative of the Trustee or any member of the Trust Oversight Board shall have recourse only to the General Trust Assets for payment of any liabilities or other obligations arising in connection with such contracts, dealings or relationships and the Trust, the Trustee, the Trust Oversight Board or any director, officer, affiliate, employee, employer, professional, agent or representative of the Trustee or any member of the Trust Oversight Board shall not be individually liable therefor.

4.2 Indemnification.

(a) Except as otherwise set forth in the Plan or Confirmation Order, the Trustee, the members of the Trust Oversight Board, and any director, officer, affiliate, employee, employer, professional, agent or representative of the Trustee or the members of the Trust Oversight Board, and each of their heirs, executors and personal and legal representatives (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) shall be defended, held harmless and indemnified from time to time by the Trust to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, against any and all losses, claims, damages, liabilities, penalties, obligations and expenses, including the costs for counsel or others in investigating, preparing or defending any action or claim, including, without limitation, the

Claims or the Causes of Action, whether or not in connection with litigation in which any Indemnified Party is a party, or enforcing this Trust Agreement (including these indemnity provisions), as and when incurred, caused by, relating to, based upon or arising out of (directly or indirectly) the Trustee’s or Trust Oversight Board’s acceptance of or the performance or nonperformance of its obligations under this Trust Agreement, the Plan or the Confirmation Order; provided, however, such indemnity shall not apply to any such loss, claim, damage, liability or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to be a liability for which recourse is not limited to the General Trust Assets pursuant to Section 4.1 above. The rights to indemnification and to the advancement of expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under this Trust Agreement, the Confirmation Order, the Plan, any statute, agreement, or otherwise. Any repeal or modification of this Article IV shall not adversely affect any rights to indemnification and to the advancement of expenses of an Indemnified Party existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification. Satisfaction of any obligation of the Trust arising pursuant to the terms of this Section shall be payable only from the General Trust Assets, may be advanced prior to the conclusion of such matter and such right to payment shall be prior and superior to any other rights to receive a distribution of the General Trust Assets.

(b) The Trust shall promptly pay expenses reasonably incurred by any Indemnified Party in defending, participating in, or settling any action, proceeding or investigation in which such Indemnified Party is a party or is threatened to be made a party or otherwise is participating in connection with the Trust Agreement or the duties, acts or omissions of the Trustee, upon submission of invoices therefor, whether in advance of the final disposition of such action, proceeding, or investigation or otherwise. Each Indemnified Party hereby undertakes, and the Trust hereby accepts its undertaking, to repay any and all such amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified therefor under this Trust Agreement.

4.3 No Liability for Acts of Successor/Predecessor Trustees. Upon the appointment of a successor Trustee and the delivery of the General Trust Assets to the successor Trustee, the predecessor Trustee shall have no further liability or responsibility with respect thereto. A successor Trustee shall have no duty to examine or inquire into the acts or omissions of its immediate or remote predecessor and no successor Trustee shall be in any way liable for the acts or omissions of any predecessor Trustee unless a successor Trustee expressly assumes such responsibility. A predecessor Trustee shall have no liability for the acts or omissions of any immediate or subsequent successor Trustee for any events or occurrences subsequent to the cessation of its role as Trustee.

4.4 Reliance by Trustee and the Trust Oversight Board on Documents or Advice of Counsel. Except as otherwise provided in this Trust Agreement, the Trustee and the Trust Oversight Board may rely, and shall be protected from liability for acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Trustee and/or the Trust Oversight Board to be genuine and to have been presented by an authorized party. Neither the Trustee nor the Trust

Oversight Board shall be liable for any action taken or suffered by the Trustee or the Trust Oversight Board, as applicable, in reasonable reliance upon the advice of counsel or other professionals engaged by the Trustee or the Trust Oversight Board, as applicable, in accordance with this Trust Agreement.

4.5 Insurance. The Trust may purchase and carry all insurance policies and pay all insurance premiums and costs the Trustee deems reasonably necessary or advisable, including, without limitation, purchasing any errors and omissions insurance with regard to any liabilities, losses, damages, claims, costs and expenses it may incur, including but not limited to attorneys’ fees, arising out of or due to its actions or omissions, or consequences of such actions or omissions, other than as a result of its fraud or willful misconduct, with respect to the implementation and administration of the Plan or this Trust Agreement.

ARTICLE V

GENERAL PROVISIONS CONCERNING

ADMINISTRATION OF THE TRUST

5.1 Administrative Reserve. The Trust may, at its discretion, establish the Administrative Reserve as set forth in Section 7.1 of this Trust Agreement.

5.2 Books and Records. The Trust also shall maintain in respect of the Trust and the Beneficiary books and records relating to the General Trust Assets and income realized therefrom and the payment of expenses of and claims against or assumed by the Trust in such detail and for such period of time as may be necessary to enable it to make full and proper reports in respect thereof. Except as expressly provided in this Trust Agreement, the Plan or the Confirmation Order, or as may be required by applicable law (including securities law), nothing in this Trust Agreement is intended to require the Trust to file any accounting or seek approval of any court with respect to the administration of the Trust, or as a condition for making any payment or distribution out of the General Trust Assets. The Beneficiary shall have the right upon thirty (30) days’ prior written notice delivered to the Trustee to inspect the Trust’s books and records, provided the Beneficiary shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Trust. Satisfaction of the foregoing condition notwithstanding, if (a) the Trustee determines in good faith that the inspection of the Trust’s books and records, by the Beneficiary would be detrimental to the Trust or (b) the Beneficiary is a defendant (or potential defendant) in a pending (or potential) action brought by the Trust, the Trust may deny such request for inspection. The Bankruptcy Court shall resolve any dispute between the Beneficiary and the Trustee under this Section 5.2.

5.3 Interim Reports to the Beneficiary. The Trustee may from time to time in its discretion, or as may be required by applicable law (including securities law) report to the Beneficiary on the status of the Trust.

5.4 Final Accounting of Trustee. The Trust shall within ninety (90) days after the termination of the Trust or the death, dissolution, resignation or removal of the Trustee, render an accounting containing at least the following information:

(a) A description of the General Trust Assets.

(b) A summarized accounting in sufficient detail of all gains, losses, receipts, disbursements and other transactions in connection with the Trust and the General Trust Assets during the Trustee’s term of service, including their source and nature.

(c) Separate entries for all receipts of principal and income.

(d) The ending balance of all General Trust Assets as of the date of the accounting, including the Cash balance on hand and the name(s) and location(s) of the depository or depositories where the Cash is kept.

(e) All known liabilities of the Trust.

The accounting shall be provided to the Trust Oversight Board and the Beneficiary.

5.5 Cooperation with the Reorganized Debtors. The Trust shall provide reasonable non-economic assistance to the Reorganized Debtors, including reasonable access to its employees and books and records, and reasonable assistance in connection with the preparation of tax returns. Furthermore, to the extent it deems it necessary or appropriate, the Trust is authorized to expend funds from the Administrative Reserve to assist the Reorganized Debtors on matters that are of reasonable benefit to the Beneficiary. The Reorganized Debtors (as the “Debtors” and, therefore, signatories to this Trust Agreement) agree to help facilitate the Trust becoming a co-insured under any policies of insurance retained or purchased by the Reorganized Debtors, to the extent that (i) the Trust desires becoming a co-insured entity under such policies and (ii) it is reasonable for the Reorganized Debtors to do so.

ARTICLE VI

THE BENEFICIARY

6.1 Interest Beneficial Only. Except as provided in Article IX of this Trust Agreement, the ownership of a beneficial interest in the Trust shall not entitle the Beneficiary to any title in or to the General Trust Assets or to any right to call for a partition or division of the General Trust Assets or to require an accounting.

6.2 Evidence of Beneficial Interest. Ownership of a beneficial interest in the Trust shall not be evidenced by any certificate, security or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Trustee.

6.3 Transfers of Beneficial Interests. The Beneficiary of the Trust shall not assign, convey or otherwise transfer any of its right, title or interest in and to the Trust.

6.4 Absolute Owners. The Trustee may deem and treat the Beneficiary as the absolute owner of the beneficial interest in the Trust for the purposes of receiving distributions and payments on account thereof for federal and state income tax purposes and for all other purposes whatsoever.

6.5 Change of Address. Notice of any change of address of the Beneficiary shall be forwarded to the Trustee by registered mail. Absent such written notice, the Trustee shall not recognize any such change of address. Such notification shall be effective only upon receipt.

6.6 Standing. Except as expressly provided in this Trust Agreement, the Plan or the Confirmation Order, the Beneficiary does not have standing to direct the Trustee to do or not to do any act or to institute any action or proceeding at law or in equity against any party (other than against the Trustee to the extent provided in this Trust Agreement) upon or with respect to the General Trust Assets.

6.7 Release of Liability by Beneficiary. The Beneficiary shall not relieve the Trustee from any duty, responsibility, restriction or liability as to such Beneficiary that would otherwise be imposed under this Trust Agreement unless such relief is (i) agreed to in writing by the Trust, the Trust Oversight Board and the Beneficiary or (ii) approved by Final Order of the Bankruptcy Court.

ARTICLE VII

DISTRIBUTIONS

7.1 Distributions to the Beneficiary from General Trust Assets. The Trustee shall distribute recoveries on account of General Trust Assets to the Beneficiary; provided, however, that the Trust may retain and supplement from time to time a reserve (the “Administrative Reserve”) in such amount (a) as is reasonably necessary to meet contingent liabilities and to maintain the value of the General Trust Assets during the term of the Trust; (b) to pay reasonable administrative expenses including, without limitation, the compensation and the reimbursement of reasonable, actual and necessary costs, fees (including attorneys’ fees) and expenses of the Trustee and the Trust Oversight Board in connection with the performance of their duties in connection with this Trust Agreement; and (c) to satisfy all other liabilities and claims of creditors of the Trust incurred or assumed in respect of the Trust (or to which the General Trust Assets are otherwise subject) in accordance with the Plan, the Confirmation Order and this Trust Agreement. All payments to be made by the Trust to the Beneficiary shall be made only in accordance with the Plan, the Confirmation Order and this Trust Agreement and from the General Trust Assets (or from the income and proceeds realized from the General Trust Assets) net of the Administrative Reserve, and only to the extent that the Trust has sufficient General Trust Assets (or income and proceeds realized from the General Trust Assets) to make such payments in accordance with and to the extent provided for in the Plan, the Confirmation Order and this Trust Agreement. All such distributions shall be made as provided, and subject to any withholding or reserve, in this Trust Agreement, the Plan or the Confirmation Order. Additionally, the Trustee may withhold from amounts distributable to the Beneficiary any and all amounts, determined in the Trustee’s sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement. In addition, all distributions under this Trust Agreement shall be net of the actual and reasonable costs of making such distributions.

7.2 Non-Cash Property. Any non-Cash property of the Trust may be sold, transferred or abandoned by the Trustee. Notice of such sale, transfer or abandonment shall be provided to the Holders, if any, of Secured Claims holding liens on such non-Cash property. If, in the Trustee’s reasonable judgment, such property cannot be sold in a commercially reasonable manner, or the Trustee believes, in good faith, such property has no value to the Trust, the Trustee shall have the right, in its sole discretion, to abandon or otherwise dispose of such property, including by donation of such property to a charity designated by the Trustee. Except in the case of willful misconduct, no party in interest shall have a cause of action against any Debtor or successor in interest, the Trustee, any member of the Trust Oversight Board, or any director, officer, employee, consultant or professional of a Debtor or its successor, the Trustee, or the Trust Oversight Board arising from or related to the disposition of non-Cash property in accordance with this Section.

7.3 Withholding Taxes and Expenses of Distribution. Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder. The Beneficiary shall be required to provide the Trustee with any information necessary to effect the withholding of such taxes. In addition, all distributions under the Plan shall be net of the actual and reasonable costs of making such distributions.

7.4 Distributions on Non-Business Days. Any payment or distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

ARTICLE VIII

TAXES

8.1 Income Tax Status. The Trust shall be treated as a grantor trust pursuant to sections 671-677 of the Internal Revenue Code. As such, the Beneficiary will be treated as both the grantor and the deemed owner of the Trust. Any items of income, deduction, credit and loss of the Trust shall be allocated for federal income tax purposes to the Beneficiary.

8.2 Tax Returns. In accordance with section 6012 of the Internal Revenue Code and Treasury Regulation Section 1.671-4(a), the Trust shall file with the IRS annual tax returns on Form 1041. In addition, the Trust shall file in a timely manner such other tax returns, including any state and local tax returns, as are required by applicable law and pay any taxes shown as due thereon. Within a reasonable time following the end of the taxable year, the Trust shall send to the Beneficiary a separate statement setting forth the Beneficiary’s share of items of income, gain, loss, deduction or credit and will instruct the Beneficiary to report such items on their federal income tax returns. The Trust shall provide the Beneficiary with a copy of the Form 1041 for the Trust.

8.3 Withholding of Taxes and Reporting Related to Trust Operations. The Trust shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions made by the Trust shall be subject to any such withholding and reporting requirements. To the extent that the operation of the Trust or the liquidation of the General Trust Assets creates a tax liability, the Trust shall promptly pay such tax liability and any such payment shall be considered a cost and expense of the operation of the Trust payable without Bankruptcy Court order. The Trust may reserve a sum, the amount of which shall be determined by the Trust in its sole discretion, sufficient to pay the accrued or potential tax liability arising out of the operations of the Trust or the operation of the General Trust Assets. In the exercise of its sole discretion, the Trust may enter into agreements with taxing authorities or other governmental units for the payment of such amounts as may be withheld. Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder. The Beneficiary shall be required to provide any information necessary to effect the withholding of such taxes.

8.4 Valuations. As soon as possible after the Effective Date, the Trust shall make a good faith valuation of the General Trust Assets, and such valuation shall be used consistently by the Trust and the Beneficiary for all federal income tax purposes. The Trust also shall file (or cause to be filed) any other statements, returns or disclosures relating to the Trust that are required by any governmental unit.

8.5 Expedited Determination of Taxes. The Trust may request an expedited determination of taxes of the Debtors and of the Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Debtors and the Trust for all taxable periods through the termination of the Trust.

ARTICLE IX

TERMINATION OF TRUST

9.1 Termination of Trust. The Trustee shall be discharged and the Trust shall be terminated, at such time as (i) all of the General Trust Assets have been liquidated, (ii) all duties and obligations of the Trustee hereunder have been fulfilled, (iii) all distributions required to be made by the Trustee under the Plan and this Trust Agreement have been made, and (iv) all of the Chapter 11 Cases have been closed.

9.2 Maximum Term. The duties, responsibilities and powers of the Trustee shall terminate after all General Trust Assets, including the Causes of Action, transferred and assigned to the Trust, or involving the Trustee on behalf of the Trust, are fully resolved, abandoned or liquidated and distributed in accordance with the Plan and this Trust Agreement and the administration of the Trust has otherwise been completed. The Trust shall terminate no later than five (5) years after the Effective Date unless extended by order of the Bankruptcy Court.

9.3 Events Upon Termination. At the conclusion of the term of the Trust, the Trust shall distribute the remaining General Trust Assets, if any, to the Beneficiary, in accordance with the Plan, the Confirmation Order and this Trust Agreement and shall file a notice of termination of the Trust with the Bankruptcy Court.

9.4 Winding Up and Discharge of the Trustee. For the purposes of winding up the affairs of the Trust at the conclusion of its term, the Trustee shall continue to act as Trustee until its duties under this Trust Agreement have been fully discharged or its role as Trustee is otherwise terminated under this Trust Agreement and the Plan. Upon a motion by the Trustee, the Bankruptcy Court may enter an order relieving the Trustee, its agents and employees of any further duties, discharging the Trustee and releasing its bond, if any.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1 Amendments. This Trust Agreement may be modified, supplemented, or amended upon written approval by a majority of the Trust Oversight Board and a majority of the board of directors of the Beneficiary; provided, however, that any such modification, supplementation, or amendment of this Trust Agreement must be consistent with the terms of the Plan and the Confirmation Order. Such modification, supplementation or amendment shall be in writing and filed with the Bankruptcy Court and shall become effective without approval or order of the Bankruptcy Court on the thirtieth (30th) day following notice thereof to the Trust Oversight Board and the Beneficiary; provided, however, that if the Beneficiary or another party in interest files an objection to such modification, supplement and/or amendment within thirty (30) days of notice thereof, such modification, supplement and/or amendment shall only be become effective upon entry of a Final Order approving such amendment, supplementation and/or amendment.

10.2 Waiver. No failure by the Trust, the Trustee, or the Trust Oversight Board to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof, or of any other right, power or privilege.

10.3 Cumulative Rights and Remedies. The rights and remedies provided in this Trust Agreement are cumulative and are not exclusive of any rights under law or in equity.

10.4 No Bond Required. Notwithstanding any state law to the contrary, the Trustee (including any successor Trustee) shall be exempt from giving any bond or other security in any jurisdiction other than as provided under Section 3.3.

10.5 Irrevocability. This Trust Agreement and the Trust created hereunder shall be irrevocable, except as otherwise expressly provided in this Trust Agreement.

10.6 Relationship to the Plan. The principal purpose of this Trust Agreement is to aid in the implementation of the Plan and, therefore, this Trust Agreement incorporates and is subject to the provisions of the Plan and the Confirmation Order. In the event that any provision of this Trust Agreement is found to be inconsistent with a provision of the Plan or the Confirmation Order, the provisions of the Plan or the Confirmation Order, as applicable, shall control.

10.7 Division of Trust. Under no circumstances shall the Trustee have the right or power to divide the Trust unless authorized to do so by the Bankruptcy Court.

10.8 Applicable Law. The Trust is made in the State of Delaware, and the Trust and this Trust Agreement, and the rights and obligations of the Trustee or the Trust Oversight Board are to be governed by and construed and administered according to the laws of the State of Delaware; provided, however, that, except as expressly provided in this Trust Agreement, there shall not be applicable to the Trust, the Trustee, the Trust Oversight Board, or this Trust Agreement (a) the provisions of Section 3540 of Title 12 of the Delaware Code; or (b) any provisions of the laws (statutory or common) of the State of Delaware pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust; (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (iv) fees or other sums payable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustee set forth or referenced in this Trust Agreement.

10.9 Retention of Jurisdiction. Notwithstanding the Effective Date, and to the fullest extent permitted by law, the Bankruptcy Court shall retain exclusive jurisdiction over the Trust after the Effective Date, including, without limitation, jurisdiction to resolve any and all controversies, suits and issues that may arise in connection therewith, including, without limitation, this Trust Agreement, or any entity’s obligations incurred in connection herewith, including without limitation, any action against the Trustee or any professional retained by the Trustee, in each case in its capacity as such. Each party to this Trust Agreement hereby irrevocably consents to the exclusive jurisdiction of the Bankruptcy Court in any action to enforce, interpret or construe any provision of this Trust Agreement or of any other agreement or document delivered in connection with this Trust Agreement, and also hereby irrevocably waives any defense of improper venue, forum non conveniens or lack of personal jurisdiction to any such action brought in the Bankruptcy Court. Each party further irrevocably agrees that any action to enforce, interpret or construe any provision of this Trust Agreement will be brought only in the Bankruptcy Court. Each party hereby irrevocably consents to the service by certified or registered mail, return receipt requested, of any process in any action to enforce, interpret or construe any provision of this Trust Agreement.

10.10 Severability. In the event that any provision of this Trust Agreement or the application thereof to any person or circumstance shall be determined by the Bankruptcy Court to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to persons or circumstance, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

10.11 Limitation of Benefits. Except as otherwise specifically provided in this Trust Agreement, the Plan or the Confirmation Order, nothing herein is intended or shall be construed to confer upon or to give any person other than the parties hereto and the Beneficiary any rights or remedies under or by reason of this Trust Agreement.

10.12 Notices. All notices, requests, demands, consents and other communication hereunder shall be in writing and shall be deemed to have been duly given to a person, if delivered in person or by facsimile with an electromagnetic report of delivery or if sent by overnight mail, registered mail, certified mail or regular mail, with postage prepaid, to the following addresses:

If to the Trustee:

Conway MacKenzie, Inc.

1301 McKinney

Suite 2025

Houston, Texas 77010

Facsimile: (713) 650-0502

Attention: John T. Young, Jr.

E-mail: JYoung@ConwayMacKenzie.com

If to the Beneficiary (Reorganized Debtors):

370 Seventeenth Street, Suite 4300

Denver, Colorado 80202

Attention: Chief Executive Officer

Telecopier No.: (303) 298-8251

If to the Trust Oversight Board:

Whitebox Advisors LLC

3033 Excelsior Blvd.

Minneapolis, Minneapolis 55416

Attention: Jake Mercer

Telecopier No.: (612) 253-6100

The parties may designate in writing from time to time other and additional places to which notices may be sent.

10.13 Further Assurances. From and after the Effective Date, the parties hereto covenant and agree to execute and deliver all such documents and notices and to take all such further actions as may reasonably be required from time to time to carry out the intent and purposes of this Trust Agreement, and to consummate the transactions contemplated hereby.

10.14 Integration. This Trust Agreement, the Plan and the Confirmation Order constitute the entire agreement with, by and among the parties thereto, and there are no representations, warranties, covenants or obligations except as set forth herein, in the Plan and in the Confirmation Order. This Trust Agreement, together with the Plan and the Confirmation Order, supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties hereto, relating to any transaction contemplated hereunder. Except as otherwise provided in this Trust Agreement, the Plan or Confirmation Order, nothing herein is intended or shall be construed to confer upon or give any person other than the parties hereto and the Beneficiary any rights or remedies under or by reason of this Trust Agreement.

10.15 Interpretation. The enumeration and Section headings contained in this Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Trust Agreement or of any term or provision hereof. Unless context otherwise requires, whenever used in this Trust Agreement the singular shall include the plural and the plural shall include the singular, and words importing the masculine gender shall include the feminine and the neuter, if appropriate, and vice versa, and words importing persons shall include partnerships, associations and corporations. The words herein, hereby, and hereunder and words with similar import, refer to this Trust Agreement as a whole and not to any particular Section or subsection hereof unless the context requires otherwise. Any reference to the “Debtors” shall be deemed to include a reference to the “Reorganized Debtors” unless the context otherwise requires. Any reference to the “Trustee” shall be deemed to include a reference to the “Trust” and any reference to the “Trust” shall be deemed to include a reference to the “Trustee” except for the references in Sections 3.1, 3.2 and such other provisions in which the context otherwise requires.

10.16 Counterparts. This Trust Agreement may be signed by the parties hereto in counterparts, which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Trust Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers, all as of the date first above written.

DEBTORS:

DELTA PETROLEUM CORPORATION

By:	/s/ John T. Young, Jr.
John T. Young, Jr.
Chief Restructuring Officer

CEC, INC.

By:	/s/ John T. Young, Jr.
John T. Young, Jr.
Chief Restructuring Officer

DELTA EXPLORATION COMPANY, INC.

By:	/s/ John T. Young, Jr.
John T. Young, Jr.
Chief Restructuring Officer

DELTA PIPELINE, LLC

By:	/s/ John T. Young, Jr.
John T. Young, Jr.
Chief Restructuring Officer

DLC, INC.

By:	/s/ John T. Young, Jr.
John T. Young, Jr.
Chief Restructuring Officer

DPCA LLC

By:	/s/ John T. Young, Jr.
John T. Young, Jr.
Chief Restructuring Officer

AMBER RESOURCES COMPANY OF COLORADO

By:	/s/ John T. Young, Jr.
John T. Young, Jr.
Chief Restructuring Officer

CASTLE EXPLORATION COMPANY, INC.

By:	/s/ John T. Young, Jr.
John T. Young, Jr.
Chief Restructuring Officer

CASTLE TEXAS PRODUCTION LIMITED PARTNERSHIP

By:	/s/ John T. Young, Jr.
John T. Young, Jr.
Chief Restructuring Officer

TRUSTEE:

By:	/s/ John T. Young, Jr.
John T. Young, Jr.

EXHIBIT A

The Trustee shall be entitled to compensation at the rate of $550/hour, plus reimbursement of reasonable out-of-pocket expenses. To the extent that the Trustee employs professionals from Conway Mackenzie Management Services LLC (“Conway”), Conway will bill at the same hourly rates used throughout the Debtors’ bankruptcy cases as set forth below:

Professional	Title	Hourly Rates
John T. Young, Jr.	Trustee	$550.00
Jeff N. Huddleston	Director	$475.00
R. Seth Bullock	Director	$475.00
Seth Barron	Director	$410.00
Maggie Conner	Director	$390.00
Carl Seidman	Director	$375.00
Kayla J. Hughes	Administrative Assistant	$185.00